Exhibit 10.1

BLUELINX HOLDINGS INC.
SECOND-HALF INCENTIVE PLAN

1.              PURPOSE AND ESTABLISHMENT

1.1           Purpose.  The purpose of this Plan is to permit the Company, through awards of Bonuses, to motivate Participants to achieve maximum profitability and success of the Company for the second half of the Company’s fiscal year ending January 4, 2014. Under the Plan, the incentive compensation “pool” will be funded based generally on performance as measured against established business and/or financial goals at multiple Organizational Levels. Once funded, a designated percentage of the incentive compensation “pool” may be allocated pro rata based on actual performance of the applicable Organizational Levels, with the remainder, if any, allocated in the discretion of management to reward individual performance.

1.2            Effective Date.  The Plan is effective as of June 30, 2013.

2.              DEFINITIONS

2.1           “Achieved Performance Percentage” means, with respect to each Performance Measure applicable to an Organizational Level for the Bonus Period, such Organizational Level’s actual performance expressed as a percentage of the “target” Performance Goal. Where an Organizational Level’s performance falls between Performance Goal levels, the Achieved Performance Percentage may be determined by straight-line interpolation. Unless the Administrator in its discretion determines otherwise, (i) if the actual performance with respect to a Performance Goal for an Organizational Level is less than “threshold,” then the Achieved Performance Percentage with respect to that Performance Measure shall be zero and (ii) if the actual performance with respect to a Performance Goal for an Organizational Level is more than the “maximum,” then the Achieved Performance Percentage with respect to that Performance Measure shall be determined at such maximum level.

2.2           “Administrator” means the Board of Directors, or a committee of the Board of Directors, duly appointed to administer the Plan. The Administrator, in its sole discretion, may appoint one or more individuals who are not members of the Board of Directors or the Committee, including Executive Officers, to administer the Plan on its behalf, except that the Committee shall remain responsible for approving all aspects of the Plan that affect the compensation of Executive Officers, and the Committee may not delegate its authority and/or power with respect to any Bonuses that are payable to Executive Officers.

2.3           “Board of Directors” shall mean the Board of Directors of BlueLinx Holdings Inc.

2.4           “Bonus” shall mean the amount payable to a Participant as a Bonus for the Bonus Period as determined by the Administrator in accordance with this Plan.

2.5           “Bonus Period” means the second half of the Company’s fiscal year, meaning the period from June 30, 2013 through January 4, 2014, with respect to which the applicable business and/or financial goals for determining the Bonus Pool will be measured.

2.6           “Bonus Pool” means the total dollar amount, as determined by the Administrator, which will fund the Plan and be available for allocation pursuant to Section 5.

2.7            “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

2.8           “Committee” means the Compensation Committee of the Board of Directors.

2.9           “Compensation” means the Participant’s annualized rate of pay as of January 4, 2014, the last day of the Bonus Period.

2.10         “Company” means BlueLinx Holdings Inc. and its Subsidiaries.

2.11         “Employee” means any exempt full-time, salaried employee of the Company.

2.12          “Employee Classification” means the classification of the Participants designated by the Administrator for purposes of measuring performance under the terms of this Plan for the Bonus Period.

2.13         “Executive Officer” means a Participant who has been designated as an executive officer by the Board of Directors.

2.14         “Organizational Level” means a level of the Company’s organizational structure identified by the Administrator for purposes of measuring performance under the terms of this Plan for the Bonus Period, which may include, without limitation, the Company, any Subsidiary, any region, branch or other geographic location or any business line or subset thereof.

2.15         “Organizational Level Weighting Percentage” means the percentage weighting given to each Organizational Level of the Participant. The total of the Weighting Percentages for all of the Participant’s Organizational Levels, if any, shall equal one hundred percent (100%).

2.16         “Participant” means an Employee of the Company who has been selected to participate in the Plan by the Administrator.

2.17         “Participant Funding Amount” means the amount calculated with respect to each Participant under Section 4.3(b).

2.18         “Performance Goal” means the financial or business goals established with respect to each Performance Measure applicable to an Organizational Level for the Bonus Period.

2.19         “Performance Goal Gate Requirement” means the financial or business goals established with respect to any Performance Measure applicable to an Organizational Level and Employee Classification that must be achieved for the Bonus Period before any Bonus may become payable to Participants within such Employee Classification, unless the Administrator in its sole discretion determines otherwise.

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2.20         “Performance Measure” means the criteria selected by the Administrator for the Bonus Period to measure performance under the terms of the Plan at an Organizational Level.

2.21         “Performance Measure Weighting Percentage” means the percentage weighting, if any, accorded to each Performance Measure applicable to an Organizational Level. The total of the Performance Measure Weighting Percentages for all of the Performance Measures within an Organizational Level, if any, shall equal one hundred percent (100%).  Percentage weighting does not apply to any Performance Goal Gate Requirement for the applicable Employee Classification.

2.22         “Plan” means the BlueLinx Holdings Inc. Second-Half Incentive Plan as set forth in this document, as amended from time to time.

2.23         “Subsidiary” means (a) any corporation in an unbroken chain of corporations beginning with BlueLinx Holdings Inc., if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the corporations in the chain, (b) any limited partnership, if the Company or any corporation described in (a) above owns a majority of the general partnership interests and a majority of limited partnership interests entitled to vote on the removal and replacement of the general partner and (c) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in (a) above, or any limited partnership listed in (c) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

2.24         “Target Bonus Percentage” means the percentage of a Participant’s Compensation for the Bonus Period, as determined by the Administrator, that may be contributed to the Bonus Pool under this Plan if the Participant’s Performance Goal Gate Requirement(s) are achieved and/or the applicable Organizational Level(s) achieve the applicable performance level with respect to each applicable Performance Goal, unless the Administrator in its sole discretion determines otherwise.

3.              ADMINISTRATION

The Plan shall be administered by the Administrator, which shall have full authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to determine the amount of any Bonuses (subject to the terms and conditions hereof) and to make all other determinations and take all other actions necessary or appropriate for the proper administration of the Plan. The Administrator’s interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, any Participants, former Participants or their designated beneficiaries, and other employees of the Company.

4.              DETERMINATION OF BONUS POOL

4.1           Designation of Participants. The Administrator, in its sole discretion, shall designate the Employees of the Company who will be selected to participate in the Plan for the Bonus Period.  The Administrator may terminate a Participant’s status as a Participant at any time and for any reason whatsoever.

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4.2            Determination of Standards. The Administrator will determine, in its discretion:

 (a)           The applicable Performance Goal Gate Requirement(s) applicable to each Employee Classification;

 (b)           The applicable Performance Measures applicable to each Organizational Level within an Employee Classification;

 (c)           The applicable Performance Measure Weighting Percentage for each Performance Measure at each Organizational Level within an Employee Classification;

 (d)           The applicable Organizational Levels Weighting Percentage for each Organization Level within an Employee Classification;

 (e)           The threshold, target and maximum Performance Goals with respect to each Performance Measure established for an Organizational Level within an Employee Classification; and

 (f)            Each Participant’s Target Bonus Percentage.

4.3            Funding of Bonus Pool.

 (a)           The Administrator in its sole discretion shall determine the total amount of the Bonus Pool for the Bonus Period. The Bonus Pool may but need not equal the sum of the Participant Funding Amounts as calculated in Section 4.3(b) below for each Participant in the Plan for the Bonus Period. The Administrator, as described in Section 4.3(c) below, may make such adjustments to the determination of the total amount of the Bonus Pool as the Administrator is its sole discretion may determine. Following the determination of the total amount of the Bonus Pool (and assuming the Bonus Pool is greater than zero), such Bonus Pool shall be allocated in accordance with Section 5.

 (b)           The Participant Funding Amount for each Participant shall be calculated as follows:

  (i)           determine if the applicable Performance Goal Gate Requirement(s) have been achieved for the Bonus Period for the Employee Classification which includes the Participant;

  (ii)           if the Performance Goal Gate Requirements have not been achieved for the Bonus Period for the Employee Classification which includes the Participant, the Participant Funding Amount for the Participant shall be zero;

  (iii)           if the Performance Goal Gate Requirements have been achieved for the Bonus Period and there are no other Performance Measures applicable to any other Organizational Levels for the Participant, multiply the Participant’s Target Bonus Percentage and the Participant’s Compensation to determine the Participant Funding Amount for the Participant;

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  (iv)           if the Performance Goal Gate Requirements have been achieved for the Bonus Period and there are other Performance Measures applicable to other Organizational Levels for the Participant, then multiply the Achieved Performance Percentage determined for each Performance Measure applicable to the Organizational Level for the Participant by the Performance Measurement Weighting Percentage assigned to each such Performance Measure;

  (v)           multiply the sum of the results determined in (iv) above for each Organizational Level by the Organizational Level Weighting Percentage applicable to such Organizational Level, if any; and then

  (vi)           multiply the sum of the results determined in (v) above for all Organizational Levels by the product of Participant’s Target Bonus Percentage and the Participant’s Compensation to determine the Participant Funding Amount for the Participant.

 (c)           Notwithstanding the foregoing methodology for determining the total amount of the Bonus Pool, the Administrator, in its sole discretion, may increase or decrease the total amount of the Bonus Pool as it determines appropriate, including without limitation by (i) treating the Performance Goal Gate Requirement(s) as having been achieved regardless of actual performance, (ii) setting the Achieved Performance Percentages higher or lower than that applicable to actual performance achieved for any Performance Measure applicable to an Organizational Level, (iii) increasing or decreasing any Participant’s Target Bonus Percentage, (iv) changing the Performance Measure Weighting Percentages applicable to a Performance Measure or the Organizational Level Weighting Percentages applicable to an Organizational Level, or (v) making any other adjustments in the methodology for determining the total amount of the Bonus Pool as the Administrator in its sole discretion shall determine.

5.             ALLOCATION OF BONUS POOL

5.1           General. The Bonus Pool shall consist of a “Discretionary Component” and a “Non-Discretionary Component.” The Administrator will determine the percentage of the Bonus Pool to be allocated to the Discretionary Component (the “Discretionary Allocation Percentage”) and the percentage to be allocated to the Non-Discretionary Component (the “Non-Discretionary Allocation Percentage”).

5.2            Discretionary Allocation. The Discretionary Component of the Bonus Pool for the Plan Term shall equal the total Bonus Pool multiplied by the Discretionary Allocation Percentage for the Bonus Period. The Administrator in its discretion shall determine the amount of the Discretionary Component, if any, to award each Participant after reviewing his or her individual performance and contribution to the Company. The Administrator may but need not award the entire Discretionary Component of the Bonus Pool.

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5.3            Non-Discretionary Allocation. The Non-Discretionary Component of the Bonus Pool for the Bonus Period shall equal the total Bonus Pool multiplied by the Non-Discretionary Allocation Percentage for the Bonus Period. The Non-Discretionary Component of the Bonus Pool shall be allocated among Participants in an amount equal to his or her Participant Funding Amount multiplied by the Non-Discretionary Allocation Percentage. Notwithstanding the foregoing, in the event that the Administrator determines that a Participant’s performance or any other reasons or circumstances warrant a lesser payment or no payment at all, such Participant’s allocation as described in this Section 5.3 may be reduced or forfeited entirely. In no event may the Non-Discretionary Component of the Bonus Pool be increased.

6.              PAYMENT OF AWARDS

6.1            General. Bonuses will be paid as soon as administratively practicable after the calculation and allocation of the Bonus Pool as described above for the Bonus Period, but in no event, if at all, later than two and one half (2 1/2) months following the end of the Bonus Period. Each Bonus shall be paid in cash in a single lump sum. Except as provided in Section 6.3, no Bonus will be payable under this Plan for the Bonus Period to any Participant who (i) voluntarily terminates his or her employment with the Company prior to payment of the Bonus or (ii) is involuntarily terminated by the Company for any reason, dies or becomes disabled prior to payment of the Bonus.

6.2           Prorated Bonus. A Participant may be entitled to a Bonus for the Bonus Period, which is prorated to reflect the period actually worked during that year and which will be payable on the same conditions applicable to other Participants and at the same time Bonuses for other Participants are paid for the Bonus Period, if the Participant is hired during the Bonus Period.

6.3           Limitations with Respect to Bonuses.

(a)           No Participant shall have any right to receive payment of any Bonus unless the Participant remains in the employ or service of the Company through the time of payment of the Bonus; provided, however, that the Administrator may, in its sole discretion, pay all or part of a Bonus to any Participant whose employment with the Company and its Subsidiaries is terminated prior to such date for any reason. The determination of the Administrator shall be final, binding and conclusive.

(b)           In no event shall Participants, as a group, receive Bonuses in excess of 100% of the Pool Amount for the Bonus Period. Each Participant’s Bonus shall be reduced pro rata in the event that the foregoing 100% limitation is exceeded.

7.              DESIGNATION OF BENEFICIARY

A Participant may designate a beneficiary or beneficiaries who, in the event of the Participant’s death prior to the payment of any Bonus earned hereunder, shall receive such payment when due under the Plan. Such designation shall be made by the Participant on a form prescribed by the Administrator. The Participant may at any time change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, will be effective only if it is made in writing on a form provided by the Company, signed by the Participant and received by the Company. If the Participant does not designate a beneficiary or the designated beneficiary dies prior to the payment of any Bonus, any amounts remaining to be paid shall be paid to the Participant’s estate.

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8.              ADJUSTMENTS; NONDUPLICATION

8.1            Adjustments. If any standards or other criterion upon which Bonuses for the Bonus Period are based shall have been affected by special factors, including, but not limited to, (a) any merger, consolidation, sale of assets, reorganization, business combination or similar event involving the Company, (b) material changes in accounting policies or practices, (c) material acquisitions or dispositions of property, or (d) other unusual or unplanned items, which in the Administrator’s judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Administrator shall, for purposes of the Plan, adjust such standards or other criterion for the Bonus Period and make credits, payments and reductions accordingly under the Plan.

8.2           Nonduplication. The Bonus payable under this Plan shall only be paid if and to the extent that bonuses are not paid under the BlueLinx Holdings Inc. Short-Term Incentive Plan for the Company’s fiscal year ending January 4, 2014.  If and to the extent that bonuses are paid or will be payable to any Participant under the BlueLinx Holdings Inc. Short-Term Incentive Plan for the Company’s fiscal year ending January 4, 2014, the Bonuses payable to such Participant under this Plan will be reduced or eliminated entirely to the extent that, and in the amount of, any bonuses that are paid or payable under the BlueLinx Holdings Inc. Short-Term Incentive Plan for the Company’s fiscal year ending January 4, 2014.

9.              AMENDMENT OR TERMINATION

The Board expressly reserves the right to amend or terminate the Plan at any time (with or without payment of any Bonuses under the Plan).

10.           MISCELLANEOUS

10.1          Bonuses Unfunded. It is the intention of the Company that the Plan shall be considered unfunded for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended. The Company shall not be required to set aside assets in trust or to establish any special segregation of assets to assure payment of Bonuses. Any Bonuses payable pursuant to the Plan (if any) shall be paid solely from the general assets of the Company.

10.2          Taxation of Bonuses. The Company shall have the right to deduct at the time of payment of any Bonus any amounts required by law to be withheld for the payment of federal, state, local or foreign taxes, social insurance contributions, benefit plan contributions or other required withholdings.

10.3          Spendthrift Clause. A Participant may not assign, anticipate, alienate, commute, pledge or encumber any Bonus to which he or she may become entitled under the Plan, nor are the Bonuses subject to attachment or garnishment by any creditor.

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10.4          No Contract of Employment. Participation in this Plan shall not constitute an agreement (a) of the Participant to remain in the employ of the Company or (b) of the Company to continue to employ such Participant, and the Company may terminate the employment of a Participant at any time with or without cause.

10.5          Deletion of Participants. Notwithstanding anything in this Plan to the contrary, the Administrator in its sole discretion may revoke any Employee’s status as a Participant for the Bonus Period at any time and for any or no reason whatsoever.

10.6          No Interest on Bonus Payment. If the Company for any reason fails to make payment of a Bonus at the time such Bonus becomes payable, the Company shall not be liable for any interest or other charges thereon.

10.7          Governing Law. Except where federal law is applicable, the provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

10.8          Severability. If any provision of this Plan is found to be illegal or invalid, the Administrator shall have discretion to sever that provision from this Plan and, thereupon, such provision shall not be deemed to be a part of this Plan.

10.9          Limitation of Liability. No member of the Board of Directors or the Committee, and no officer, employee, consultant or agent of the Company, shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, employee, consultant or agent, except in circumstances involving bad faith, for anything done or omitted to be done in the administration of the Plan.

10.10        Duration of Plan. The Plan shall commence on the effective date specified above, and subject to Section 9 above (regarding the Board of Directors’ right to amend or terminate the Plan at any time) shall remain in effect only to the extent necessary to provide for the payment and administration of Bonuses that are awarded, if any, for the Bonus Period on or before the date the Board of Directors may terminate the Plan.

10.11        Section 409A. It is intended that Bonuses under the Plan will be exempt from Section 409A of the Code. Notwithstanding the foregoing, the Company shall not be liable to any Participant if any Bonus payable under the Plan is considered nonqualified deferred compensation subject to Section 409A of the Code and otherwise fails to comply with, or be exempt from, the requirements of Section 409A of the Code.

10.12        Change of Control. In the event of a change of control of the Company during the Bonus Period, the Administrator may, in its sole discretion, take such action with respect to the Plan and any Bonuses payable during the Bonus Period, as the Administrator determines is in the best interest of the Company.

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